Exhibit 31.1
EL PASO PIPELINE PARTNERS, L.P.
CERTIFICATION PURSUANT TO RULE 13A-14(A) OR 15D-14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Richard D. Kinder, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of El Paso Pipeline Partners, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 16, 2013

/s/ Richard D. Kinder
Richard D. Kinder Chief Executive Officer of El Paso GP Company, L.L.C., the General Partner of El Paso Pipeline Partners, L.P.